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                          EXECUTIVE PERQUISITE/FLEX POLICY
                             EFFECTIVE JANUARY 1, 1998


A.   EXECUTIVE PERQUISITES

     The Company will provide for the direct payment of selected perquisite expenses that are offered because of competitive compensation practice and/or because the service is being expensed in the business interests of the Company.

     The following outlines the executive perquisites offered:

     -- Physical examination every three years under 40 years of age, every two years over age 40

     --   Tax preparation fees up to $750/year

     -- Tax gross-up on 25% of the imputed income from the IRS "Annual Lease Value Table" and IRS defined fuel costs for personal use or actual expense

     --   Automobile actual operating expenses

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B.   OFFICER FLEX ACCOUNT

     The Company will reimburse Corporate officers for the reasonable cost of certain services. The maximum allowable reimbursement will be up to 10% of the officers' annual base pay.

     Expenses eligible for reimbursement are as follows:

     --   Athletic, country and business club memberships

     -- Automobile lease, or, if the automobile is purchased, monthly reimbursement equivalent to the pro-forma lease cost

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C.   INELIGIBLE EXPENSES

     The following expenses will no longer be eligible for direct payment or reimbursement:

     --   Home security system

     --   Legal advice

     --   Tax assistance in excess of $750/year

     --   Financial counseling

     --   Daycare for children

     --   Season tickets to sporting and cultural events

     --   First class business travel

     --   Spouse travel not required by business needs

     --   Additional personal liability insurance

     --   Additional business liability insurance

     --   Education for children

     --   Additional business travel insurance

     --   Supplemental life insurance

     -- Up to $3,000/per calendar year of health care expenses not covered by Company benefit plans

     --   Personal computer leases